SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2003

Bear Stearns Asset Backed Securities, Inc.

(Exact name of registrant specified in Charter)

Delaware	333-91334	13-3836437

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

383 Madison Avenue New York, NY	10179

(Address of principal executive offices)	Zip Code

Registrant's telephone, including area code: (212) 272-2000

Not Applicable

(Former name and former address, if changed since last report)

ITEM 5.      Other Events*

Filing of Certain Materials

          Pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, concurrently with, or subsequent to, the filing of this Current Report on Form 8-K (the "Form 8-K"), Bear Stearns Asset Backed Securities, Inc. (the "Company") is filing a prospectus and a prospectus supplement with the Securities and Exchange Commission (the "Commission") relating to its Bear Stearns Asset Backed Securities Trust 2003-ABF1, Mortgage Pass-Through Certificates, Series 2003-ABF1 (the "Certificates").

Incorporation of Certain Documents by Reference

          The consolidated financial statements of Financial Security Assurance Inc. and subsidiaries as of December 31, 2002 and December 31, 2001 and for each of the years in the three-year period ended December 31, 2002, prepared in accordance with accounting principles generally accepted in the United States of America, included in the Annual Report on Form 10-K of Financial Security Assurance Holding Ltd. (which was filed with the Securities and Exchange Commission (the "Commission"), on March 28, 2003, Commission File No. 1-12644), the unaudited consolidated financial statements of the Enhancer and subsidiaries as of June 30, 2003 and for the periods ending March 30, 2003 and June 30, 2003 included in the Quarterly Report on Form 10-Q of Financial Security Assurance Holding Ltd. and the Current Reports on Form 8-K filed with the Commission are hereby incorporated by reference in (i) this Current Report on Form 8-K; (ii) the prospectus; and (iii) the prospectus supplement for Bear Stearns Asset Backed Securities Trust 2003-ABF1, Mortgage Pass-Through Certificates, Series 2003-ABF1, and shall be deemed to be part hereof and thereof.

          In connection with the issuance of the Notes, the Company is filing herewith the consent of PricewaterhouseCoopers LLP ("PWC") to the use of their name and the incorporation by reference of their report in the prospectus supplement relating to the issuance of the Notes. The consent of PWC is attached hereto as Exhibit 23.1.

__________________
* Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the prospectus dated September 25, 2003 and the prospectus supplement dated September 25, 2003, of Bear Stearns Asset Backed Securities, Inc., relating to its Bear Stearns Asset Backed Securities Trust 2003-ABF1, Mortgage Pass-Through Certificates, Series 2003-ABF1.

ITEM 7.      Financial Statements, Pro Forma Financial Information and Exhibits

(a) (b) (c)	Not applicable. Not applicable. Exhibits: 23.1 Consent of PWC

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2003	BEAR STEARNS ASSET BACKED SECURITIES, INC. By: /s/Jonathan Lieberman Name: Jonathan Lieberman Title: Senior Managing Director

INDEX TO EXHIBITS

Exhibit No. (23.1)	Description Consent of PWC